UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
GENESCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENESCO INC.
Genesco Park, 1415 Murfreesboro Road
Nashville, Tennessee 37217
NOTICE OF ADJOURNMENT OF THE SPECIAL MEETING OF SHAREHOLDERS
To Be Reconvened On October 4, 2007
Dear Shareholder:
     NOTICE IS HEREBY GIVEN that the adjournment of the Special Meeting of Shareholders of Genesco Inc., a Tennessee corporation (“Genesco,” “we,” “us” or “our”), will be reconvened on Thursday, October 4, 2007, at 11:00 a.m., local time, at Genesco’s executive offices, located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee. Before the special meeting held on September 17, 2007 was adjourned, shareholders voted on and approved a proposal to approve the Agreement and Plan of Merger (the “merger agreement”), dated as of June 17, 2007, by and among Genesco, The Finish Line, Inc., an Indiana corporation (“Finish Line”), and Headwind, Inc., a Tennessee corporation and a wholly-owned subsidiary of Finish Line (“Merger Sub”), as the merger agreement may be amended from time to time. At the reconvened special meeting on October 4, 2007, shareholders are being asked to act on the following matters:
     1. To approve and adopt articles of amendment (the “charter amendment”) to the restated charter of Genesco, as amended, permitting the redemption of Genesco’s Employees’ Subordinated Convertible Preferred Stock (the “Employees’ Preferred”) after the completion of the merger at the price per share to be paid to holders of Genesco common stock in the merger in cash, without interest, at Genesco’s option as the surviving corporation following the merger; and
     2. To transact such other business as may properly come before the adjournment of the special meeting and any and all adjourned or postponed sessions thereof.
     Please refer to Genesco’s definitive proxy statement dated August 13, 2007 for a discussion of the foregoing matters to be considered at the reconvened Special Meeting of Shareholders.
     The record date for the determination of shareholders entitled to notice of and to vote at the reconvened special meeting is August 6, 2007. Accordingly, only shareholders of record as of the close of business on that date will be entitled to notice of and to vote at the reconvened special meeting or any adjournment or postponement of the reconvened special meeting.
     We urge you to read Genesco’s proxy statement dated August 13, 2007 carefully as it sets forth details and other important information related to the charter amendment.
     If you have previously voted your shares with respect to the charter amendment proposal and do not wish to change your vote, no further action is needed.
     If you have misplaced the proxy statement and related proxy solicitation materials previously mailed to you, you may download those materials from the Internet at www.genesco.com, or you may obtain a new copy free of charge by calling our Corporate Secretary at (615) 367-7000, or by mailing your request to the following address: Corporate Secretary, Genesco Inc., 1415 Murfreesboro Road, Nashville, Tennessee 37217. If you need assistance with voting your shares, please call our proxy solicitor, Georgeson Inc., at 1-888-605-7510 (toll-free).
     Please note that space limitations may make it necessary to limit attendance at the reconvened special meeting to shareholders. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the reconvened special meeting.
     Dissenting holders of the Employees’ Preferred who comply with the provisions of Chapter 23 of the Tennessee Business Corporation Act are entitled to dissent from the charter amendment and receive payment of the fair value of their shares of Genesco preferred stock if the charter amendment becomes effective. A copy of Chapter 23 of the Tennessee Business Corporation Act is attached as Annex D to Genesco’s proxy statement dated August 13, 2007. Please see the section entitled “Dissenters’ Rights” in Genesco’s proxy statement dated August 13, 2007 for a summary of the procedures to be followed in asserting these dissenters’ rights. A dissenting shareholder will be entitled to payment only if written notice of intent to demand payment is delivered to Genesco before the vote is taken and the shareholder does not vote in favor of the charter amendment.
By Order of the Board of Directors,

Roger G. Sisson
Secretary
Nashville, Tennessee
September 24, 2007

Important Additional Information Filed with the SEC:
In connection with the proposed charter amendment, on August 13, 2007, Genesco filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE CHARTER AMENDMENT. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Genesco at the Securities and Exchange Commission’s Web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from Genesco by directing such request to Genesco, Office of the Secretary, 1415 Murfreesboro Road, Nashville, Tennessee 37217, telephone (615) 367-7000.
Genesco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed charter amendment. Information concerning the interests of Genesco’s participants in the solicitation, which may be different than those of Genesco shareholders generally, is set forth in Genesco’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the charter amendment.